EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Saba Software, Inc. of our reports dated August 13, 2008, with respect to the consolidated financial statements of Saba Software, Inc. and the effectiveness of internal control over financial reporting of Saba Software, Inc. included in this Annual Report (Form 10-K) for the year ended May 31, 2008:

(1) Registration Statement (Form S-3 No. 333-125778) of Saba Software, Inc,

(2) Registration Statement (Form S-3 No. 333-118226) of Saba Software, Inc,

(3) Registration Statement (Form S-8 No. 333-148683) pertaining to the Employees’ 2000 Stock Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-136723) pertaining to the Employees’ 2000 Stock Incentive Plan,

(5) Registration Statement (Form S-8 No. 333-107679) pertaining to the Employees’ 2000 Stock Incentive Plan and the Employees’ 2000 Employee Stock Purchase Plan,

(6) Registration Statement (Form S-8 No. 333-96809) pertaining to the Employees’ 2000 Stock Incentive Plan and the Employees’ 2000 Employee Stock Purchase Plan,

(7) Registration Statement (Form S-8 No. 333-34168) pertaining to the Employees’ 2000 Employee Stock Purchase Plan, and

(8) Registration Statement (Form S-8 No. 333-34170) pertaining to the Employees’ 1997 Stock Incentive Plan and the Employees’ 2000 Employee Stock Purchase Plan.

/s/ Ernst & Young LLP

San Jose, California

August 13, 2008